UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2005
CANCERVAX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (IRS Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
SIGNATURES

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On October 1, 2005, CancerVax Corporation’s (the “Company”) Board of Directors approved a restructuring plan for the Company, which was announced in a press release issued on October 3, 2005. The restructuring plan is designed to realign the Company’s resources in light of its decision to discontinue the Phase 3 clinical trial of CanvaxinTM in patients with Stage III melanoma, as well as all further development of Canvaxin and manufacturing activities at the Company’s manufacturing facilities for Canvaxin.
     This restructuring plan will reduce the Company’s workforce from 183 to approximately 80 employees by October 31, 2005. The Company also anticipates a further reduction in the workforce to approximately 50 employees by December 31, 2005. In connection with this workforce reduction, the Company estimates that it will incur approximately $3 million of severance and related costs, the substantial majority of which will be cash expenditures. The Company expects to incur the majority of these costs in the fourth quarter of 2005.
     The Company is also currently evaluating the need for further restructuring activities, including with respect to the Company’s discontinuation of the Phase 3 clinical trial for Canvaxin and the Company’s manufacturing facilities.
     The text of the press release announcing this restructuring plan is attached as Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2005 and is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION
Date: October 6, 2005
	By:	/s/ David F. Hale
		Name:	David F. Hale
		Title:	President and Chief Executive Officer